Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael Nott, Chief Executive Officer, Chief Financial Officer, President, Secretary and Director of Gunpowder Gold Corp. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended August 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 28, 2012

By:	/s/ Michael Nott
Name:	Michael Nott
Title:	Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director

A signed original of this written statement required by Section 906 has been provided to Gunpowder Gold Corp. and will be retained by Gunpowder Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.